Press Release

RLJ Lodging Trust Reports Third Quarter 2021 Results

- Acquired AC Hotel Boston Downtown and Hampton Inn & Suites Atlanta Midtown
- Issued $500 million in senior secured notes at 4.0% to redeem $475 million 6.0% FelCor bonds
- Open hotel RevPAR at ~70% of 2019

Bethesda, MD, November 4, 2021 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2021.

Recent Transaction Highlights
•Acquired the recently built AC Hotel Boston Downtown in October
•Acquired the newly built Hampton Inn & Suites Atlanta Midtown in August
•Issued $500 million of eight-year senior secured notes at 4.0%
•Fully redeemed $475 million 6.0% FelCor senior secured notes
•Sold three non-core hotels during the third quarter
•Amended corporate credit facilities to add extension option for $225 million of term loans maturing in 2023 and increase acquisition capacity

Third Quarter Financial Highlights
•Total portfolio achieved 61.5% occupancy and open hotels achieved 63.8% occupancy
•Total revenue of $233.8 million
•Net loss of $151.8 million
•Net loss per share of $0.94
•Pro forma Hotel EBITDA of $67.4 million
•Adjusted EBITDA of $60.1 million
•Adjusted FFO per diluted common share and unit of $0.17
•Approximately $624.6 million of unrestricted cash and over $1.0 billion of liquidity

“We are pleased that the lodging recovery continued during the third quarter, and has carried into the fourth quarter. Our high-quality portfolio benefited from these positive trends and achieved another quarter of strong performance,” commented Leslie D. Hale, President and Chief Executive Officer. “With this improving backdrop, we were very active during the quarter recycling capital from non-core sales into high-quality acquisitions, enhancing our balance sheet by executing another accretive $500 million bond offering, while continuing to advance on our embedded growth catalysts. Execution of these initiatives has further enhanced our ability to leverage multiple channels of growth to drive outperformance throughout the cycle.”

The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Operational Overview: (1)
Pro forma ADR	$159.57	$120.09	$142.94	$154.59
Pro forma Occupancy	61.5%	28.7%	54.0%	33.4%
Pro forma RevPAR	$98.16	$34.51	$77.14	$51.69

Financial Overview:
Total Revenues	$233,769	$83,932	$547,575	$382,005
Pro forma Hotel Revenue	$233,825	$81,616	$544,507	$375,251

Net Loss	($151,818)	($173,919)	($283,157)	($320,914)

Pro forma Hotel EBITDA	$67,359	($12,723)	$127,680	($4,735)
Adjusted EBITDA (2)	$60,130	($19,159)	$107,280	($28,262)

Adjusted FFO	$27,345	($52,668)	$8,873	($115,869)
Adjusted FFO Per Diluted Common Share and Unit	$0.17	($0.32)	$0.05	($0.70)
Note:
(1) Pro forma statistics reflect the Company's 97 hotel portfolio as of September 30, 2021.
(2) Adjusted EBITDA for the three months ended September 30, 2021 and 2020 included $0.3 million and $0.5 million, respectively, from sold hotels and $0.2 million from acquired hotels. Adjusted EBITDA for the nine months ended September 30, 2021 and 2020 included $2.7 million and $0.5 million, respectively, from sold hotels and $0.7 million and ($0.2) million, respectively, from acquired hotels.

Operational Update
The Company’s third quarter results improved sequentially from the second quarter. During the third quarter, the Company’s portfolio continued to benefit from leisure demand and the continued improvement in both business transient and group demand. These trends, combined with continued cost controls, enabled the Company to generate positive corporate cash flow during the third quarter. The Company expects to also generate positive operating cash flow during the fourth quarter of 2021.

As of September 30, 2021, 95 of the Company’s 97 hotels were open, representing 98% of the portfolio. The Company temporarily suspended operations at one New Orleans hotel while remediation work is completed from damage caused by Hurricane Ida.

Acquisitions
During the third quarter, the Company completed the previously announced acquisition of the newly-built, 186-room Hampton Inn & Suites Atlanta Midtown for a purchase price of $58.0 million, or approximately $312,000 per key. Upon stabilization, the Company expects the hotel to generate an estimated 8.0% to 8.5% NOI yield.

In October, the Company closed on the acquisition of the recently built 205-room AC Hotel Boston Downtown for a purchase price of $89.0 million, or approximately $434,000 per key. Upon stabilization the Company expects the hotel to generate an estimated 7.5% to 8.0% NOI yield.

The Company acquired these hotels with existing cash on its balance sheet.

AC Hotel Boston Downtown                         Hampton Inn & Suites Atlanta Midtown

Dispositions
During the third quarter, the Company sold the 94-room Fairfield Inn & Suites Chicago Southeast Hammond, the 85-room Courtyard Chicago Southeast Hammond, and the 78-room Residence Inn Chicago Southeast Hammond for an aggregate sale price of $21.8 million.

Balance Sheet
During the third quarter, the Company's operating partnership, RLJ Lodging Trust L.P., completed a $500.0 million offering of 4.0% senior secured notes due 2029. Proceeds from the offering were used to fully redeem all of the outstanding 6.0% senior notes due 2025 of the Company's subsidiary, FelCor Lodging Limited Partnership. During the nine months ended September 30, 2021, the Company has refinanced or extended over $1.3 billion of debt resulting in significantly reduced interest expense and an improved debt maturity profile.

The Company also amended its corporate credit facilities during the third quarter to include a pre-approved, one-year extension option for approximately $225.0 million of its $319.0 million term loans that mature in January 2023. Additionally, the amendments increase the Company’s flexibility to acquire hotels using existing balance sheet capacity during the covenant relief period. The basket for acquisitions was increased from $300.0 million to $450.0 million, subject to certain conditions.

As of September 30, 2021, the Company had over $1.0 billion of total liquidity comprising of approximately $624.6 million of unrestricted cash on its balance sheet and $400.0 million available under its Revolving Credit Facility, and $2.4 billion of debt outstanding. The Company has no debt maturities until 2023, including extension options.

Non-Recurring Item
The Company recorded a non-recurring impairment loss of $138.9 million in the third quarter related to the DoubleTree Hotel Metropolitan New York City.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.01 per common share of beneficial interest of the Company in the third quarter. The dividend was paid on October 15, 2021 to shareholders of record as of September 30, 2021.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on October 29, 2021 to shareholders of record as of September 30, 2021.

2021 Outlook
Given the continued uncertainties related to the pandemic and its impact on travel, the Company is unable to provide a future outlook at this time.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 5, 2021, at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and pro forma operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 97 hotels with approximately 22,100 rooms, located in 22 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic on global and regional economies, travel, and economic activity; the speed and effectiveness of vaccine and treatment developments and their deployment, including public adoption rates of COVID-19 vaccines and booster shots, and their effectiveness against emerging variants of COVID-19, such as the Delta variant; the pace of recovery when the COVID-19 pandemic subsides; the effects of steps we and our third party management partners take to reduce operating costs; increased direct competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry, including as a result of the COVID-19 pandemic; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks or fear of hostilities that affect travel and epidemics and/or pandemics, including COVID-19; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; inflation; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations ("FFO") in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to investors in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO, EBITDA and EBITDAre
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: the Company excludes transaction costs expensed during the period
•Non-Cash Expenses: the Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and unrealized gains and loss related to interest rate hedges
•Other Non-Operational Expenses: the Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations, including gains or losses on extinguishment of indebtedness
Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of any non-comparable hotels that were under renovation. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the three and nine months ended September 30, 2021 and 2020, respectively, pro forma adjustments included the following acquired hotel:
•Hampton Inn & Suites Atlanta Midtown acquired in August 2021

Pro forma adjustments: Sold hotels
For the three and nine months ended September 30, 2021 and 2020, respectively, pro forma adjustments included the following sold hotels:
•Residence Inn Houston Sugarland sold in December 2020
•Courtyard Houston Sugarland sold in January 2021
•Residence Inn Chicago Naperville sold in May 2021
•Residence Inn Indianapolis Fishers sold in May 2021
•Fairfield Inn & Suites Chicago Southeast Hammond sold in July 2021
•Residence Inn Chicago Southeast Hammond sold in August 2021
•Courtyard Chicago Southeast Hammond sold in August 2021

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Investment in hotel properties, net	$4,258,703	$4,486,416
Investment in unconsolidated joint ventures	6,659	6,798
Cash and cash equivalents	624,551	899,813
Restricted cash reserves	35,763	34,977
Hotel and other receivables, net of allowance of $176 and $292, respectively	28,833	13,346
Lease right-of-use assets	138,972	142,989
Prepaid expense and other assets	30,763	32,833
Total assets	$5,124,244	$5,617,172
Liabilities and Equity
Debt, net	$2,381,274	$2,587,731
Accounts payable and other liabilities	154,266	172,325
Advance deposits and deferred revenue	20,472	32,177
Lease liabilities	120,635	122,593
Accrued interest	9,061	6,206
Distributions payable	8,372	8,752
Total liabilities	2,694,080	2,929,784
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at September 30, 2021 and December 31, 2020	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 166,579,782 and 165,002,752 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,666	1,650
Additional paid-in capital	3,088,323	3,077,142
Accumulated other comprehensive loss	(31,702)	(69,050)
Distributions in excess of net earnings	(1,011,081)	(710,161)
Total shareholders’ equity	2,414,142	2,666,517
Noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	9,567	13,002
Noncontrolling interest in the Operating Partnership	6,455	7,869
Total noncontrolling interest	16,022	20,871
Total equity	2,430,164	2,687,388
Total liabilities and equity	$5,124,244	$5,617,172
Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Revenues
Operating revenues
Room revenue	$200,051	$72,545	$469,377	$319,290
Food and beverage revenue	17,013	3,831	36,238	35,870
Other revenue	16,705	7,556	41,960	26,845
Total revenues	$233,769	$83,932	$547,575	$382,005
Expenses
Operating expenses
Room expense	51,951	22,368	124,276	98,590
Food and beverage expense	12,576	3,167	25,841	31,348
Management and franchise fee expense	16,225	2,630	34,216	17,947
Other operating expense	67,599	49,398	173,602	168,288
Total property operating expenses	148,351	77,563	357,935	316,173
Depreciation and amortization	47,065	48,375	140,923	146,777
Impairment losses	138,899	—	144,845	—
Property tax, insurance and other	21,290	25,315	65,419	79,356
General and administrative	12,630	9,313	35,564	32,754
Transaction costs	(154)	(116)	101	(86)
Total operating expenses	368,081	160,450	744,787	574,974
Other income (expense), net	676	334	(8,579)	1,193
Interest income	222	284	826	3,829
Interest expense	(26,933)	(25,984)	(81,194)	(73,591)
Gain on sale of hotel properties, net	1,947	391	3,133	485
Gain on extinguishment of indebtedness, net	7,100	—	893	—
Loss before equity in loss from unconsolidated joint ventures	(151,300)	(101,493)	(282,133)	(261,053)
Equity in loss from unconsolidated joint ventures	(232)	(7,806)	(470)	(8,196)
Loss before income tax expense	(151,532)	(109,299)	(282,603)	(269,249)
Income tax expense	(286)	(64,620)	(554)	(51,665)
Net loss	(151,818)	(173,919)	(283,157)	(320,914)
Net loss (income) attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	3,084	(21)	4,326	1,816
Noncontrolling interest in the Operating Partnership	727	839	1,391	1,599
Net loss attributable to RLJ	(148,007)	(173,101)	(277,440)	(317,499)
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Net loss attributable to common shareholders	$(154,286)	$(179,380)	$(296,276)	$(336,335)
Basic and diluted per common share data:
Net loss per share attributable to common shareholders	$(0.94)	$(1.10)	$(1.81)	$(2.04)
Weighted-average number of common shares	164,068,011	163,609,865	163,964,227	164,763,540
Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unit holders

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Net loss	$(151,818)	$(173,919)	$(283,157)	$(320,914)
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Depreciation and amortization	47,065	48,375	140,923	146,777
Gain on sale of hotel properties, net	(1,947)	(391)	(3,133)	(485)
Impairment losses	138,899	—	144,845	—
Noncontrolling interest in consolidated joint ventures	3,084	(21)	4,326	1,816
Adjustments related to consolidated joint ventures (1)	(2,476)	(75)	(2,626)	(224)
Adjustments related to unconsolidated joint ventures (2)	291	7,008	876	7,991
FFO	26,819	(125,302)	(16,782)	(183,875)
Transaction costs	(154)	(116)	101	(86)
Gain on extinguishment of indebtedness, net	(7,100)	—	(893)	—
Amortization of share-based compensation	5,165	3,195	12,765	9,217
Non-cash income tax expense	—	64,510	—	51,447
Unrealized gain on discontinued cash flow hedges	—	(1,203)	—	(18)
Corporate- and property-level severance (3)	904	7,981	904	8,190
Derivative losses in accumulated other comprehensive loss reclassified to earnings (4)	—	—	10,658	—
Other expenses (income) (5)	1,711	(1,733)	2,120	(744)
Adjusted FFO	$27,345	$(52,668)	$8,873	$(115,869)

Adjusted FFO per common share and unit-basic	$0.17	$(0.32)	$0.05	$(0.70)
Adjusted FFO per common share and unit-diluted	$0.17	$(0.32)	$0.05	$(0.70)

Basic weighted-average common shares and units outstanding (6)	164,840	164,382	164,736	165,536
Diluted weighted-average common shares and units outstanding (6)	165,183	164,382	165,014	165,536
Note:
(1) Includes depreciation and amortization expense and impairment loss allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense and impairment loss of the unconsolidated joint ventures.
(3) The three and nine months ended September 30, 2021 includes severance for associates at hotels operating under collective bargaining agreements. The three and nine months ended September 30, 2020 includes $6.7 million related to severance for associates at our New York City hotels operating under collective bargaining agreements.
(4) Reclassification of interest rate swap losses from accumulated other comprehensive loss to earnings for discontinued cash flow hedges due to debt paydowns.
(5) Represents expenses and income outside of the normal course of operations. Other expenses (income) for the three and nine months ended September 30, 2021 includes hurricane costs of $1.5 million not covered by insurance. Other expenses (income) for the three and nine months ended September 30, 2020 includes a benefit of $1.8 million due to the reversal of an excess accrued liability related to a labor matter.
(6) Includes 0.8 million weighted-average operating partnership units for the three and nine month periods ended September 30, 2021 and 2020.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Net loss	$(151,818)	$(173,919)	$(283,157)	$(320,914)
Depreciation and amortization	47,065	48,375	140,923	146,777
Interest expense, net of interest income	26,711	25,700	80,368	69,762
Income tax expense	286	64,620	554	51,665
Adjustments related to unconsolidated joint ventures (1)	408	596	1,225	1,823
EBITDA	(77,348)	(34,628)	(60,087)	(50,887)
Impairment loss of unconsolidated joint ventures (2)	—	6,533	—	6,533
Gain on sale of hotel properties, net	(1,947)	(391)	(3,133)	(485)
Impairment losses	138,899	—	144,845	—
EBITDAre	59,604	(28,486)	81,625	(44,839)
Transaction costs	(154)	(116)	101	(86)
Gain on extinguishment of indebtedness, net	(7,100)	—	(893)	—
Amortization of share-based compensation	5,165	3,195	12,765	9,217
Corporate- and property-level severance (3)	904	7,981	904	8,190
Derivative losses in accumulated other comprehensive loss reclassified to earnings (4)	—	—	10,658	—
Other expenses (income) (5)	1,711	(1,733)	2,120	(744)
Adjusted EBITDA	60,130	(19,159)	107,280	(28,262)
General and administrative (6)	7,465	6,118	22,799	23,537
Other corporate adjustments (7)	(111)	833	(425)	627
Consolidated Hotel EBITDA	67,484	(12,208)	129,654	(4,098)
Pro forma adjustments - (income) from sold hotels	(288)	(547)	(2,710)	(453)
Pro forma adjustments - income (loss) from acquired hotels	163	32	736	(184)
Pro forma Hotel EBITDA	$67,359	$(12,723)	$127,680	$(4,735)
Note:
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2) Includes our ownership interest in the impairment loss of one of our unconsolidated joint ventures.
(3) The three and nine months ended September 30, 2021 includes severance for associates at hotels operating under collective bargaining agreements. The three and nine months ended September 30, 2020 includes $6.7 million related to severance for associates at our New York City hotels operating under collective bargaining agreements.
(4) Reclassification of interest rate swap losses from accumulated other comprehensive loss to earnings for discontinued cash flow hedges due to debt paydowns.
(5) Represents expenses and income outside of the normal course of operations. Other expenses (income) for the three and nine months ended September 30, 2021 includes hurricane costs of $1.5 million not covered by insurance. Other expenses (income) for the three and nine months ended September 30, 2020 includes a benefit of $1.8 million due to the reversal of an excess accrued liability related to a labor matter.
(6) Excludes amortization of share-based compensation reflected in Adjusted EBITDA.
(7) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Total revenue	$233,769	$83,932	$547,575	$382,005
Pro forma adjustments - revenue from sold hotels	(812)	(2,830)	(6,326)	(7,715)
Pro forma adjustments - revenue from prior ownership of acquired hotels	879	528	3,306	999
Other corporate adjustments / non-hotel revenue	(11)	(14)	(48)	(38)
Pro forma Hotel Revenue	$233,825	$81,616	$544,507	$375,251

Pro forma Hotel EBITDA	$67,359	$(12,723)	$127,680	$(4,735)

Pro forma Hotel EBITDA Margin	28.8%	(15.6)%	23.4%	(1.3)%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (3)	Interest Rate (1)	Balance as of September 30, 2021 (2)
Mortgage Debt
Mortgage loan - 7 hotels	3	Apr 2024	Floating	3.30%	$200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	2.53%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	2.84%	85,000
Weighted Average / Mortgage Total				3.00%	$381,000

Corporate Debt
Revolver (4)	4	May 2025	Floating	3.53%	$200,000
$150 Million Term Loan Maturing 2024	2	Jun 2024	Floating	4.18%	100,000
Term Loan Maturing 2023	5	Jan 2023	Floating	4.73%	52,261
Term Loan Maturing 2024	5	Jan 2024	Floating	4.73%	151,683
Term Loan Maturing 2023	5	Jan 2023	Floating	4.72%	41,745
Term Loan Maturing 2024	5	Jan 2024	Floating	4.72%	72,973
$400 Million Term Loan Maturing 2025	5	May 2025	Floating	4.45%	400,000
$500 Million Senior Notes due 2026	5	Jul 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	Sep 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				4.10%	$2,018,662

Weighted Average / Gross Total				3.93%	$2,399,662
Note:
(1) Interest rates as of September 30, 2021.
(2) Excludes the impact of deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) As of September 30, 2021, there was $400.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.